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                                  Exhibit 99.3

               PROXY FOR ANNUAL MEETING OF ROCKPORT NATIONAL BANK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ROCKPORT NATIONAL BANK

     The undersigned holder(s) of the Common Stock of Rockport National Bank (the "Bank") do hereby nominate, constitute and appoint Harold F. Beaton and Frederick C. Frithsen, jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of the Bank, standing in our name on its books on May 10, 1999 at the Annual Meeting of its Shareholders to be held at the Main Office of the Bank, 16 Main Street, Rockport, Massachusetts on June 15, 1999 at 10:00 a.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) THROUGH (4)

(1)  ELECT THE FOLLOWING EIGHT (8) PERSONS TO SERVE AS DIRECTORS OF THE BANK:

     To elect: Peter A. Anderson; Wendel W. Cook; James W. Curtis, Jr.; Herbert
     L. Elwell; Richard J. Meringer; Theodore A. Scharfenstein; Michael C. Shea; and Robert H. Welcome, to serve for a one (1) year term, until their successors have been elected and qualified. (except as marked to the contrary below). This proxy confers upon the proxy holder the discretionary authority to cumulate votes among the nominees in order to elect all or as many nominees as possible.

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
     [ ] For all nominees                 [ ] Vote withheld from all nominees          [ ] Vote withheld from nominees listed below

     _______________________________________________________________________________________________________________________________
     _______________________________________________________________________________________________________________________________
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(2)  APPOINTMENT OF AUDITORS:

     Proposal to ratify the resolution adopted by the Board of Directors appointing the independent public accounting firm of Wolf & Company, P.C. as independent auditors of the Bank for the fiscal year ending December 31, 1999.

     [ ] FOR               [ ] AGAINST       [ ] ABSTAIN

(3)  APPROVAL OF THE PLAN AND AGREEMENT OF  REORGANIZATION:

     To vote on the Plan and Agreement of Reorganization providing for the merger of Rockport National Bank with and into The Interim National Bank of Rockport, an interim national bank subsidiary of Rockport National Bancorp, Inc., a proposed bank holding company, whereby Rockport National Bancorp, Inc. will become a bank holding company for 100 percent of the outstanding common stock of Rockport National Bank and whereby the shareholders of Rockport National Bank will receive one share of the common stock of Rockport National Bancorp, Inc. in exchange for each share of common stock which they currently own in Rockport National Bank

     [ ] FOR               [ ] AGAINST       [ ] ABSTAIN

(4) Proposal to conduct whatever other business may properly be brought before the meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of the Bank or its Management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment.

     [ ] FOR               [ ] AGAINST       [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) THROUGH (4 ).

                               Dated                                    Dated
______________________________ _____   ______________________________   ______
(Signature)                            (Signature)
______________________________ _____   ______________________________   ______
(Please print your name here)          (Please print your name here)

All joint owners must sign.  When signing as attorney, executor, administrator,
---
   trustee or guardian, please give full title.  If more than one trustee,
                                    ----------
                                all must sign.
                                ---

     THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN
        NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN
                  PERSON SHOULD YOU ATTEND THE ANNUAL MEETING
         Please check below if you plan to attend the Annual Meeting.
                   [ ]  I plan to attend the Annual Meeting